PHARMAGREEN BIOTECH AIMS TO RESTRUCTURE DEBT, PROTECT THE COMPANY AND ITS SHAREHOLDERS

CARSON CITY, NV, August 11, 2020

Pharmagreen Biotech, Inc. (OTC: PHBI), a company specializing in the development of highest quality tissue cultured starter plantlets for the cannabis and hemp industry, announced today that the Company has voluntarily filed for petitions for relief under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Nevada (the “Court”).

“As we started to execute on our business plan, earlier this year before the spread of COVID-19, we completed financing that carried toxic terms after 6 months. Due to the Pandemic, our ETN process got delayed as Europe shut down for over two months, and these notes became due and as result these lenders are seeking very toxic conversions that would essentially wipe out the company’s valuation. After taking much time to carefully analyze our strategic options, we have decided that a voluntary chapter 11 filing provides the best possible outcome for Pharmagreen,” said Pharmagreen Biotech CEO Peter Wojcik.. “We plan to engage all our lenders to settle debts in a way that is fair and beneficial for all parties going forward.”

The Company has filed customary motions with the Bankruptcy Court that will allow, upon Bankruptcy Court approval, the Company’s ability to continue operations in the ordinary course of business, including, among other things, payment of suppliers and vendors and the use of cash collateral. These motions are typical in the Chapter 11 process and the Company anticipates that they will be approved shortly after the commencement of its Chapter 11 case. The Company plans to use the Chapter 11 process to build a comprehensive restructuring plan that will allow the Company to emerge from Chapter 11 with a manageable balance sheet.

“We are working non-stop on expediting the in-court restructuring that will allow us to maintain our operational momentum and uphold the obligations we have to our shareholders,” says Wojcik. “We could not allow these toxic lenders to harm our company any further and the investments made by our loyal shareholders.”

“We feel that we can secure necessary additional funding and, coupled with  Pharmagreen Inc.’s ETN asset backed bond scheduled to begin trading on the European markets in the near future, we can successfully exit this process with a more successful future.”

About Pharmagreen Biotech, Inc. and WFS Pharmagreen Inc.

WFS Pharmagreen Inc. is a wholly owned Canadian based subsidiary of Pharmagreen Biotech, Inc., a publicly traded (OTC PINKS: PHBI) company.  WFS Pharmagreen Inc. is a cannabis company that is becoming the largest producer of cannabis plantlets through a proprietary tissue culture process with the opportunity to become one of the largest players globally.  Pharmagreens’ mission is to advance the technology of tissue culture science and to provide the highest quality 100% germ-free, disease-free and all genetically the same plantlets of cannabis and other flora while offering full spectrum DNA testing for plant identification, live genetics preservation using low temperature storage for various cannabis and horticulture plants; extraction of botanical oils mainly CBD oil, and to deliver laboratory based services to the North American Cannabis and agriculture sectors.  For further information on the company progress on the construction of a 63,000 square foot “Cannabis Biotech Complex” please visit www.pharmagreen.ca

Safe Harbor Statement

This press release contains forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected in such forward-looking statements. In particular, factors that could cause actual results to differ materially from those in forward-looking statements include: our inability to obtain additional financing on acceptable terms; risk that our products and services will not gain widespread market acceptance; inability to compete with others who provide comparable products; the failure of our technology; the infringement of our technology with proprietary rights of third parties; inability to respond to consumer demands; inability to replace significant customers; seasonal nature of our business. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements. When used in this document, the words "believe," "expect," "anticipate," "estimate," "project," "plan," "should," "intend," "may," "will," "would," "potential," and similar expressions may be used to identify forward-looking statements.

The OTC Markets or any other securities regulatory authority has not reviewed and does not accept responsibility for the adequacy or accuracy of this press release that has been prepared by management.

Contact Information:
www.pharmagreen.ca
Tel: (702) 803 9404
Email: info@pharmagreen.ca